Exhibit 99.1

THE CANNABIST COMPANY ANNOUNCES STRATEGIC TRANSACTIONS AND INITIATES
PROCEEDINGS UNDER THE CCAA

COMPANY HAS ENTERED INTO DEFINITIVE AGREEMENTS TO SELL
OHIO AND DELAWARE ASSETS AND INTO MOU FOR MOST REMAINING ASSETS

CHELMSFORD, Mass – (BUSINESS WIRE) -- March 24, 2026 —The Cannabist Company Holdings Inc. (Cboe CA: CBST) (OTCQB: CBSTF) (“The Cannabist Company” or “the Company”) today announced that it and certain of its subsidiaries have entered into two definitive agreements to sell (i) all of the ownership interests of its subsidiaries engaged in the business of cultivating, producing, manufacturing, distributing and selling cannabis in the State of Ohio to Holistic Industries Inc., a Delaware corporation (“Holistic”); and (ii) all of the business and assets of its subsidiary engaged in the business of cultivating, producing, manufacturing, distributing and selling cannabis in the State of Delaware to Parma Holdco LLC, a Nevada limited liability company (“Parma”), an affiliate of a Boston-based SEC-registered investment fund with a portfolio of investment in the US cannabis industry (collectively, the “Strategic Transactions”).  The Company also announced it entered into a non-binding memorandum of understanding for the sale of certain of its production, manufacturing, distribution and sale operations (through the sale of equity or assets) in the States of Illinois, New Jersey, Colorado, Massachusetts, Maryland and West Virginia (the “Remaining Markets Transaction”).

The Company and The Cannabist Company Holdings (Canada) Inc. have commenced voluntary proceedings under the Companies’ Creditors Arrangement Act (Canada) (“CCAA”) in the Ontario Superior Court of Justice (Commercial List) (the “Court,” and such proceeding, the “CCAA Proceedings”) and intend to commence proceedings under chapter 15 of the Bankruptcy Code in the United States Bankruptcy Court to recognize the CCAA Proceedings in the United States (the “Chapter 15 Proceedings”).The Company has commenced CCAA Proceedings to support the completion of the Strategic Transactions and the pursuit of the Remaining Markets Transaction, as well as to preserve liquidity and facilitate an orderly wind-down of operations in markets not subject to the Strategic Transactions or the Remaining Markets Transaction, including New York and Pennsylvania. The Company has entered into a support agreement with senior secured noteholders (the “Supporting Noteholders”) of the Company’s (i) nine and one quarter percent (9.25%) Senior Secured Notes due December 31, 2028, and (ii) nine percent (9.0%) Senior Secured Convertible Notes due December 31, 2028 (collectively, the “Notes”) wherein the Supporting Noteholders agree to support the Strategic Transactions and the Remaining Markets Transaction, the CCAA Proceedings, and the Chapter 15 Proceedings subject to the terms and conditions set forth therein. The Supporting Noteholders collectively hold more than sixty percent (60%) of the aggregate principal amount of Notes outstanding.

The commencement of the CCAA Proceedings and entry into the Strategic Transactions represent the continuation of the previously announced strategic review process initiated by a special committee of the Company’s board of directors comprised of independent directors (the “Special Committee”). With support from external financial and legal advisors, the Special Committee thoroughly evaluated a range of options including potential asset sales, mergers, or other strategic and financial transactions in light of persistent operational and financial challenges facing both the Company and the broader industry. Despite the Company’s significant efforts to improve its performance, it became clear during the strategic review~~,~~  that the Strategic Transactions, and the CCAA Proceedings necessary to implement such transactions, are the best option available for The Cannabist Company and its stakeholders.

Strategic Transaction Highlights

Virginia Transaction

As previously announced, on December 2, 2025, the Company entered into a definitive agreement to sell all of the ownership interests of its subsidiary engaged in the business of cultivating, producing, manufacturing, distributing and selling cannabis in the Commonwealth of Virginia to Parma. Under this agreement, Parma acquired all issued and outstanding equity interests of Green Leaf Medical of Virginia, LLC, a wholly owned indirect subsidiary of the Company, for a total consideration of $130 million (the “Virginia Transaction”). The Virginia Transaction closed on February 5, 2026, and as previously announced, the Company redeemed (i) $84,488,000 aggregate principal amount of the 9 nine and one quarter percent (9.25%) Senior Secured Notes due December 31, 2028 and (ii) $6,469,000 aggregate principal amount of the nine percent (9.0%) Senior Secured Convertible Notes due December 31, 2028.

Ohio Transaction

On March 23, 2026, the Company, Columbia Care LLC, Columbia Care OH, LLC, Corsa Verde, LLC, Cannascend Alternative, LLC, Cannascend Alternative Logan, LLC, Green Leaf Medical of Ohio II, LLC, CC OH Realty, LLC, and Green Leaf Medical of Ohio III, LLC, entered into an equity purchase agreement with Holistic, pursuant to which, subject to court approval and other customary closing conditions set out in the agreement, Holistic has agreed to acquire all of the issued and outstanding equity interests of the Company’s subsidiaries engaged in the business of cultivating, producing, manufacturing, distributing and selling cannabis in the state of Ohio (the “Ohio Transaction”) for a total consideration of $47 million, consisting of $34.5 million in cash payable at the closing of the transaction, as well as a $12.5 million promissory note issued by Holistic, all subject to adjustment as further described in the equity purchase agreement. The Ohio Transaction is expected to close in the third quarter of 2026.

Delaware Transaction

On March 23, 2026, the Company and its subsidiary Columbia Care Delaware, LLC, entered into an asset purchase agreement with Parma, pursuant to which, subject to court approval and other customary closing conditions set out in the agreement, Parma has agreed to acquire substantially all of the assets of Company’s subsidiary engaged in the business of cultivating, producing, manufacturing, distributing and selling cannabis in the state of Delaware (the “Delaware Transaction”) for a total consideration of $16.5 million in cash, all subject to adjustment as further described in the asset purchase agreement. The Delaware Transaction is expected to close in the second quarter of 2026.

Remaining Markets

The Company also entered into a non-binding memorandum of understanding agreement indicating the Company’s intention to finalize definitive documentation to sell certain equity interests in and assets of subsidiaries engaged in the business of producing, manufacturing, distributing and selling cannabis in the states of Colorado, Illinois, New Jersey, West Virginia, Massachusetts, and Maryland.  The Company is currently working to finalize such definitive documentation.

CCAA Proceedings

The Cannabist Company has obtained an Initial Order from the Court under the CCAA, which provides, among other things, (i) a stay of proceedings in favor of the Company and certain subsidiaries for an initial period of ten days, with potential extensions as determined appropriate by the Court; and (ii) the appointment of FTI Consulting Canada Inc. as the Monitor to oversee the CCAA Proceedings. The Company’s management will continue to direct day-to-day operations, with ongoing oversight by the board and Special Committee, under the Monitor’s supervision throughout the proceedings.

In addition to completing the Strategic Transactions, The Cannabist Company has ceased its operations in New York and is in the process of ceasing its operations in Pennsylvania.

In connection with the CCAA Proceedings, the Company has appointed SierraConstellation Partners LLC as Chief Restructuring Officer, subject to approval by the Court.

It is anticipated that trading of The Cannabist Company’s shares on Cboe Canada Inc. will be halted, and the Company will be subject to a delisting review in accordance with market regulations.

Further information regarding the CCAA Proceedings can be found on the Monitor’s case website which may be found at: https://cfcanada.fticonsulting.com/tcc

Stikeman Elliott LLP serves as Canadian counsel to The Cannabist Company, while Weil, Gotshal & Manges LLP serves as U.S. counsel to The Cannabist Company in respect of the Strategic Transactions and Chapter 15 Proceedings. Moelis & Company LLC acts as exclusive investment banker and financial advisor to the Company. Foley Hoag LLP serves as regulatory counsel to the Company.

Goodmans LLP acts as Canadian counsel to the Supporting Noteholders while Feuerstein Kulick LLP provides U.S. legal representation. Ducera Partners LLC acts as financial advisor to the Supporting Noteholders.

Chapter 15 Proceedings

The Company also intends to commence the Chapter 15 Proceedings in the United States Bankruptcy Court in the District of Delaware to seek recognition of the CCAA Proceedings and an Initial Order in the United States.

About The Cannabist Company (f/k/a Columbia Care)

The Cannabist Company, formerly known as Columbia Care, owns subsidiaries that are cultivators, manufacturers and providers of cannabis products and related services, with licenses in 10 U.S. jurisdictions. The Company’s subsidiaries operate 58 facilities including 43 dispensaries and 15 cultivation and manufacturing facilities, including those facilities subject to pending sale or wind-down. Founded as Columbia Care, with a focus on medical applications of cannabis and emphasis on institutional research and clinical outcomes, the Company is one of the original multi-state providers of cannabis in the U.S. and now delivers products and services to both the medical and adult-use markets. In 2021, in response to the proliferation of adult use markets, the Company launched Cannabist, its retail brand, creating a national dispensary network through its subsidiaries. The Company’s subsidiaries offer products spanning flower, edibles, oils and tablets, and manufactures popular brands including dreamt, Seed & Strain, Triple Seven, Hedy, gLeaf, Classix, Press, and Amber. For more information, please visit www.cannabistcompany.com.

Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995 and corresponding Canadian securities laws. Such forward-looking statements are not representative of historical facts or information or current condition, but instead represent only the Company’s beliefs regarding use of proceeds, future events, plans, strategies, or objectives, many of which, by their nature, are inherently uncertain and outside of the Company’s control. Generally, such forward-looking statements can be identified by the use of forward-looking terminology such as “plans”, “expects” or “does not expect”, “is expected”, “future”, “scheduled”, “estimates”, “forecasts”, “projects,” “intends”, “anticipates” or “does not anticipate”, or “believes”, or variations of such words and phrases, or may contain statements that certain actions, events or results “may”, “could”, “would”, “might” or “will be taken”, “will continue”, “will occur” or “will be achieved”. Forward-looking statements involve and are subject to assumptions and known and unknown risks, uncertainties, and other factors which may cause actual events, results, performance, or achievements of the Company to be materially different from future events, results, performance, and achievements expressed or implied by forward-looking statements herein, including, without limitation, closing of the Strategic Transactions and the entry into definitive documentation in relation to the Remaining Markets Transaction as well as the risk factors described in the Company’s annual report on Form 10-K for the year ended December 31, 2024, and its quarterly report on Form 10-Q for the quarter ended September 30, 2025,  in each case, filed with the U.S. Securities and Exchange Commission at www.sec.gov and in Canada on SEDAR+, available at www.sedarplus.ca. The forward-looking statements contained in this press release are made as of the date of this press release, and the Company does not undertake to update any forward-looking information or forward-looking statements that are contained or referenced herein, except as may be required in accordance with applicable securities laws. All subsequent written and oral forward-looking information and statements attributable to the Company or persons acting on its behalf is expressly qualified in its entirety by this notice regarding forward-looking information and statements.